UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934 (Amendment No. )
Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

MAGNETEK, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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YOUR VOTE IS IMPORTANT
PLEASE VOTE YOUR PROXY TODAY

October 27, 2011

Dear Fellow Stockholder:

According to our latest records, we have not received your voting instructions for the important annual meeting of Magnetek, Inc., to be held on Wednesday, November 9, 2011. Your vote is extremely important, no matter how many shares you hold.

For the reasons set forth in the proxy statement, dated September 19, 2011, the Board of Directors unanimously recommends that you vote “FOR” Proposals 1, 2, 3, 4, 5, 6 and 7. Please sign, date and return the enclosed proxy card as soon as possible or, alternatively, you can vote via the Internet or telephone (see the instructions below).

If you need assistance voting your shares, please call D.F. King & Co., Inc. toll free at (800) 659-5550. On behalf of your Board of Directors, thank you for your cooperation and continued support.

Sincerely,

Mitchell I. Quain	Peter M. McCormick
Chairman of the Board of Directors	President and Chief Executive Officer

3 Easy Ways To Vote
Help your Company avoid the expense of further solicitation by voting today. You may use one of the following simple methods to vote your shares:

1.
Vote by Telephone. Call the toll-free number listed for this purpose on your proxy card or voting instruction form. Have your control number listed on the form ready and follow the simple instructions.

2.	Vote by Internet. Go to the website listed on your proxy card or voting instruction form. Have your control number listed on the form ready and follow the simple instructions.

3.	Vote by Mail. Mark, sign, and date your proxy card or voting instruction form and return it in the postage-paid return envelope provided.

N49 W13650 Campbell Drive Menomonee Falls, WI 53051 262.783.3500 262.783.3510 Fax www.magnetek.com